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                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             555 South Flower Street
                          Los Angeles, California 90071
                            Telephone (213) 683-6000

                                 April 30, 2002

Atlas Insurance Trust
794 Davis Street
San Leandro, California 94577

Ladies and Gentlemen:

         We have acted as counsel to Atlas Insurance Trust, a Delaware business trust (the "TRUST"), with respect to certain legal matters in connection with the shares of beneficial interest in the Trust offered pursuant to a Registration Statement on Form N-1A (Registration No. 33-20899), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "REGISTRATION STATEMENT").

         We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Additional Information / Legal Opinions" in the Statement of Additional Information which forms part of the Registration Statement.

                                    Very truly yours,


                                    PAUL, HASTINGS, JANOFSKY & WALKER LLP